EMCEE BROADCAST PRODUCTS, INC.
P.O. Box 68
White Haven, Pennsylvania 18661-0068

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:  September 9, 2002
Time:  10:00 A.M., E.D.S.T.
Place: East Mountain Inn & Suites
  	 2400 East End Blvd
       Wilkes-Barre, Pennsylvania 18702

MATTERS TO BE VOTED ON:
1. Election of a Board of Directors;

2. Ratification of the appointment of Kronick Kalada Berdy & Co. as the independent accountants which will audit the Company's financial statements for fiscal year 2003; and

3. Any other business properly brought before the stockholders at the Annual Meeting, or any adjournment of the Annual Meeting.

Only stockholders of record at the close of business on July 12, 2002 are entitled to notice of, and to vote at, the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Martin D. Cohn,
Secretary
White Haven, Pennsylvania
July 29, 2002


YOUR VOTE IS IMPORTANT
The Board of Directors considers your vote to be important, no matter how many shares of stock you hold. Please vote your shares of stock by completing the enclosed proxy card and returning it to the Company in the enclosed envelope Giving your proxy does not affect your right to vote in person if you attend the Annual Meeting.


PROXY STATEMENT
This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of EMCEE Broadcast Products, Inc. (the "COMPANY"). The proxies will be used at the Annual Meeting of Stockholders of the Company to be held on September 9, 2002, or any adjournment of that meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement describe the purposes for which the proxies will be used. This Proxy Statement and the enclosed proxy card will be first mailed to stockholders on August 9, 2002.

Proxy cards in the accompanying form, which are appropriately completed and timely returned, will be voted at the Annual Meeting. Where a choice is provided in the proxy, it will be voted in accordance with the choice the stockholder has made. Any stockholder who gives a proxy has the power to revoke it by giving written notice to the Company's Secretary at any time before it is exercised.
A later dated proxy will revoke an earlier proxy. Stockholders who attend the Annual Meeting may vote in person even though they may have submitted a proxy. In that case the proxy will be deemed to have been revoked.

The Company will pay all expenses related to this solicitation of proxies. In addition to solicitations by mail, officers, directors and employees of the Company may, without additional compensation, solicit proxies on behalf of the Company, either in person or by telephone. The Company will also reimburse its transfer agent, American Stock Transfer & Trust Company, for its reasonable out-of-pocket expenses incurred in forwarding proxy materials to stockholders.

The Company has only one class of capital stock, which is common stock ("COMPANY STOCK"). Only stockholders of record at the close of business on July 12, 2002, are entitled to notice of, and to vote at, the Annual Meeting. On that date there were 4,873,283 shares of Company Stock issued and outstanding. Stockholders are entitled to one vote for each share of Company Stock held on all matters to be voted on at the Annual Meeting, including the election of directors.

The Annual Report to Stockholders for fiscal year ended March 31, 2002 is being mailed with this Proxy Statement to all stockholders of record as of the close of business on July 12, 2002. The Board urges every stockholder to carefully read the Annual Report to Stockholders and this Proxy Statement.

				BENEFICIAL OWNERSHIP OF STOCK
Management
The following table provides information, as of July 12, 2002, on the beneficial ownership of Company Stock held by all directors and the President/CEO (by naming them), and by all directors and executive officers as a group (without naming them), as reported by each such person.

                                   AMOUNT AND NATURE
NAME OF 	                       OF BENEFICIAL  			PERCENTAGE
BENEFICIAL OWNER                   OWNERSHIP               		OF CLASS

Robert D. Hostetler				 17,160 			less than 1%

Timothy P. Hulick, Ph.D				 10,324			less than 1%

Michael J. Leib					 22,612			less than 1%

Randall P. Marx 					 31,799			less than 1%

Richard J. Nardone   				  5,255			less than 1%

All directors and executive
officers as a group                    	102,421  		         2.1%

Other Beneficial Owners
The following table provides information, as of July 12, 2002, on the beneficial ownership of more than five percent of Company Stock held by persons who are not directors or executive officers:
  	                            		AMOUNT AND NATURE
NAME AND ADDRESS OF  	                  OF BENEFICIAL 		PERCENTAGE
BENEFICIAL OWNER                          OWNERSHIP               OF CLASS

Quaker Capital Management Corporation	598,700		       12.29%
The Arrott Building
401 Wood Street, Suite 1300
Pittsburgh, PA 15222-1824 (1)


(1) Information obtained from a Schedule 13G filed with the Securities and Exchange Commission ("SEC") on February 14, 2002. According to the Schedule 13G, Quaker Capital Management Corporation has sole voting and dispositive power over these shares.


				ELECTION OF DIRECTORS
Nominees
The following information concerns nominees to the Board of Directors. Unless the authority to vote is withheld, the proxies solicited by this Proxy Statement will be voted for the election of the five nominees named in the table below. Those elected will serve until the next Annual Meeting of Stockholders and until their successors are elected and qualify.

   	       					POSITIONS/OFFICES WITH COMPANY;
     				DIRECTOR		BUSINESS EXPERIENCE; OTHER
NOMINEE   		      SINCE  	     	DIRECTORSHIPS; AND AGE

Robert D. Hostetler	2000			Vice-President of Mergers and
							Acquisitions of American
							Telecasting, Inc. from 1993 to
							1996; Director of American
							Telecasting, Inc. from 1994 to								1999; and President/CEO of
							American Telecasting, Inc. from
							1996 to 1999; Age 60.
Timothy P. Hulick,
 Ph.D.			2001			Vice-President of Engineering of
							Acrodyne Industries, Inc. from
							1985 to 1999; Electronics design
							consultant since 1999; Age 60.

Randall P. Marx		2001			Chairman and Chief Executive
							Officer of ARC Wireless
							Solutions, Inc. (formerly
							Antennas America, Inc.) since
							prior to 1997; Director of
							CopperGlass Optical Solutions,								Inc.; Age 50.

Michael J. Leib		1995			Chief Executive Officer of
							Weatherly Casting and Machine
							Company (foundry and
							manufacturer of products to the
							power generation, material
							handling and industrial pump
							industries) since prior to 1997;
							Director of Northeast
							Pennsylvania Financial
							Corporation and First Federal
							Bank; Age 53.

Richard J. Nardone	1995			President/CEO of the Company
							since October, 2001; President
							of Nardone Consulting (strategic
							planning, organizational and
							human resources consulting firm)
							since prior to 1997; Director of
							Plastic Companies Enterprises,
							Sharkel, Inc., Catawissa Lumber
							& Specialty Co. and Systems
							Solutions, Inc.; Age 50.

All of the nominees to be elected at the Annual Meeting are currently directors of the Company.

Under the provisions of a Stock Option Agreement between the Company and CopperGlass Optical Solutions, Inc., CopperGlass has the right to appoint one member to the Company's Board of Directors for a period of two years from June 13, 2001. Mr. Marx is the current CopperGlass appointee. Mr. Marx currently holds less than one percent of the common equity of CopperGlass and is a director of that company.

The Company's by-laws provide for a minimum of three and a maximum of ten directors. Proxies cannot be voted for a greater number of persons than those nominated. The Company expects each nominee for election as a director to be able and willing to serve if elected. If any nominee would become unable or unwilling to serve as a director, the persons named in the proxy will vote for the substitute nominee, if any, which the Board of Directors designates.

Vote Required
Only affirmative votes are counted in the election of directors. The five nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for the election of directors by the holders of Company Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present, will be elected as directors. The Board of Directors recommends that you vote "FOR" the five nominees.

Board Meetings; Compensation of Directors
During fiscal year 2002, the Board of Directors met nine times (four regular meetings and five special meetings). Each director attended all of the meetings held during the period for which he served as a director, as well as all of the meetings held by each standing committee on which he served during the periods which he served.

For approximately the first three and one-half quarters of fiscal year 2002, members of the Board of Directors, with the exception of the President/CEO, were entitled to $2,500 for each regular Board meeting attended in person and $250 for each special Board meeting. In November, 2001, the Board modified Board fees for regular Board meetings to $1,000 cash compensation or receiving restricted Company Stock valued as of the date of the meeting (based on the NASDAQ Small Capitalization Market close price) at $1,750.

The Company also pays all travel, accommodation and related expenses which are incurred by Board members in attending Board meetings. There is no additional compensation paid to Board members when they sit as members of a standing committee.

Board Committees
The Board of Directors has standing audit, compensation and nominating committees. Each committee meets at least once a year. During fiscal year 2002, the Nominating Committee and Compensation Committee met once, and the Audit Committee met four times.

Michael J. Leib(Chairman), Robert D. Hostetler, Timothy Hulick and Randall
Marx are the members of the Audit Committee. All of the Audit Committee members are independent (as independence is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards, as applicable and as may be modified or supplemented). The Audit Committee's function includes, but is not limited to, reviewing the scope of the audit program to assure that audit coverage and controls are satisfactory, and reviewing the Company's financial statements with representatives of the independent auditors The Board of Directors has adopted a written Charter for the Audit Committee.

All of the directors (Mr. Hostetler: Chairman) are members of the Compensation Committee, except that the President/CEO may not serve or vote on matters regarding his compensation as an officer of the Company. The Compensation Committee determines the compensation for all officers.

All of the directors (Mr. Hostetler: Chairman) are members of the Nominating Committee. The Nominating Committee is responsible for nominating persons to serve on the Board of Directors of the Company and considers nominees for Board membership recommended by stockholders if made in the manner and within the period of time required below for the submission of stockholder proposals. The Nominating Committee is empowered to determine the type of supporting information and data required to be submitted with any nomination.

				IDENTIFICATION OF EXECUTIVE OFFICERS
As of July 12, 2002, the following individuals served as executive officers of the Company. All officers, subject to the provisions of the Company's by-laws, serve one-year terms of office and are elected by the Board of Directors at a meeting held immediately following the Annual Meeting of Stockholders.

        			POSITIONS/OFFICES WITH COMPANY;
NAME				BUSINESS EXPERIENCE; AND AGE

Martin D. Cohn		Secretary of the Company and attorney at law since
				prior to 1997; Director and Secretary of Vibra-Tech
				Engineers, Inc.; Age 76.

Richard J. Nardone	See nominee table above.

John Saul			Vice President/Director of Systems Engineering of
				the Company since prior to 1997; Age 60.

Joan Pecora			Controller of the Company since January, 2001;
				Plant Accountant at Valley Manufacturing Corp. in
				Wilkes-Barre, PA from 1998 to 2001. Plant
				Controller at Allsteel, Inc. in Hazleton, PA from
				1995 to 1998.

Compensation of Executive Officers
The following table sets forth information concerning the compensation paid for services rendered in all capacities to the Company for the last three fiscal years to the persons holding the position of President/CEO of the Company during fiscal year 2002. Information is not required as to the compensation of the Company's next four highest paid executive officers because the total salary and bonus earned by each such executive officer during fiscal year 2002 did not exceed $100,000.

					SUMMARY COMPENSATION TABLE
                  Annual Compensation     Long Term Compensation
                                Other          Awards      Payouts
                                annual    Restrict-            	   All other
Name and                        compen-   ed stock          LTIP     compen-
Principal Fiscal  Salary Bonus  sation    awards   Options  Payouts  sation
Position   Year    ($)    ($)    ($)       ($)     (#)      ($)      ($)

Richard J.
Nardone     2002 $143,100  -       -         -       -        -        -
President/
CEO(1)

James L.
DeStefano,	2002 $123,458  -       -     	   -       -        -    $7,683
President/	2001 $151,290 $10,000  -         -       -        -    $8,982(3)
CEO(2)	2000 $152,855  -	     -	   -       -        -    $2,411(3)(4)

(1) Mr. Nardone became the President/CEO of the Company on October 25, 2001. Of the amount shown as salary to Mr. Nardone, $50,000.00 has accrued but has not yet been paid by mutual agreement. The due date for payment of the outstanding amount has not yet been determined due to the Company's current financial condition.

(2) Mr. DeStefano resigned on October 25, 2001. Included in Mr. DeStefano's salary for fy 2002 is severance pay which was paid to him from the effective date of his resignation through the end of fy 2002.

(3) Represents amounts paid by the Company for hospitalization and dental coverage ($5,179 in fy 2000; $7,013 in fy 2001; and $7,073 in fy 2002), life insurance premiums ($666 in fy 2000; $666 in fy 2001; and $388 in fy 2002), long-term disability premium ($350 in fy 2000; $350 in fy 2001; and $221 in fy
2002), lease value of Company vehicle utilized ($6,216 in fy 2000), and fringe benefit compensation value of Company vehicle utilized ($953 in fy 2001).

(4) In fiscal years 2000 Mr. DeStefano's compensation with respect to his utilization of the Company vehicle, as reflected in the Summary Compensation Table, was overstated by $5,263, as a result of including in his compensation the full lease value of the Company vehicle, as opposed to the fringe benefit compensation value to him as reported to the Internal Revenue Service.


Stock Options
There were no stock options granted in fiscal year 2002 to the persons named in the Summary Compensation Table above. Therefore, the Option Grants table has been omitted.

Option Exercises and Values
During fiscal year 2002, the persons named in the Summary Compensation Table above did not acquire any shares of Company Stock through the exercise of a stock option, nor did such persons have any exercisable or unexercisable stock options as of the end of fiscal year 2002. Therefore, the Aggregate Option Exercises table has been omitted.

Pension Plans, Long Term Incentive Plans and Option/SAR Repricing
The Company does not have a pension or other defined benefit or actuarial retirement plan for its directors, officers or employees, nor does it have in place any long-term incentive plans. In addition, no action was taken in fiscal year 2002 to lower the exercise price of an option or SAR.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements
In 1995, the Company entered into a Change in Control Agreement with Mr. DeStefano, one of the persons who are named in the Summary Compensation Table above. The Agreement was for a term ending on December 28, 2005. However, as a result of Mr. DeStefano's resignation, the Change in Control Agreement is no longer in effect. Generally, change in control benefits would have accrued to Mr. DeStefano under the Agreement if (1) his employment with the Company was terminated, or (2) he experienced a decrease in his compensation of 3% or more, or (3) he would have been required to relocate his place of employment outside of a 50 mile radius of White Haven, Pennsylvania, at any time within a 24-month period following a "change in control" (as defined in the Agreement) of the Company. Subject to certain limitations and restrictions set forth in the Agreement, Mr. DeStefano would have been entitled to receive two times his "average aggregate compensation" (as defined in the Agreement) for the two years immediately preceding the accrual of the change in control benefit.

				RATIFICATION OF APPOINTMENT OF AUDITORS
The Board of Directors has appointed Kronick, Kalada, Berdy & Co. as the independent accountants to audit the financial statements of the Company for fiscal year 2003.

A representative of Kronick, Kalada, Berdy & Co. is expected to be present at the Annual Meeting and will be accorded the opportunity to address the stock-olders if desired. That representative will also be available to respond to appropriate questions from stockholders.

Kronick, Kalada, Berdy & Co. audited the Company's financial statements for fiscal year 2002.

Vote Required
Under Delaware law, the affirmative vote of the holders of a majority of the shares of Company Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present, is necessary for the ratification of the appointment of Kronick, Kalada, Berdy & Co. An abstention from voting on a matter by a stockholder present in person or represented by proxy and entitled to vote, or a broker non-vote, has the same legal effect as a vote "Against" the matter.

The Board of Directors recommends that you vote "FOR" the ratification of the appointment of Kronick, Kalada, Berdy & Co. Unless otherwise directed therein, the proxies solicited by this Proxy Statement will be voted for the ratification of the appointment of Kronick, Kalada, Berdy & Co. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection of independent auditors.


				REPORT OF AUDIT COMMITTEE
To the Board of Directors of EMCEE Broadcast Products, Inc.:

We have reviewed and discussed with management the Company's audited financial statements for fiscal year ended March 31, 2002.

We have discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and have discussed with the independent auditors the independent auditors' independence.

Based on the reviews and discussions referred to above, nothing has come to our attention that would cause us to believe that the audited financials to be included in the Company's Annual Report on Form 10-KSB for fiscal year ended March 31, 2002 contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading; and, therefore, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for fiscal year ended March 31, 2002.

AUDIT COMMITTEE
Michael J. Leib (Chairman)
Robert D. Hostetler
Timothy Hulick
Randall Marx


				FISCAL YEAR 2002 AUDIT FIRM FEE SUMMARY
During fiscal year 2002, the Company retained Kronick, Kalada, Berdy & Company to provide services in the following categories and amounts:

Audit Fees						$50,337

Financial Information Systems
 Design and Implementation Fees		$  -0-

All Other Fees					$19,250

The Audit Committee has considered whether the provision of non-audit services by the Company's independent auditors, Kronick, Kalada, Berdy & Company, is compatible with maintaining auditor independence.

			CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Martin D. Cohn, who is the Secretary of the Company, is a Vice President and stockholder of the law firm of Laputka, Bayless, Ecker & Cohn, P.C. In fiscal year 2001 and 2002, the Company paid Laputka, Bayless, Ecker & Cohn, P.C., respectively, $105,366 and $125,586 for legal services rendered to the Company.

Timothy P. Hulick, Ph.D, who is a director, earned $76,851 from the Company during fiscal year 2001 for performing electronic design consulting services.

		SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires that directors and certain officers of the Company, and persons who own more than ten percent of Company Stock, file reports of ownership and changes in ownership with the SEC as to shares of Company Stock beneficially owned by them. Based solely on its review of copies of such reports received by it, the Company believes that during fiscal year ended March 31, 2002, all such filing requirements were complied with in a timely fashion, except for one Form 3 which was filed six
(6) days late by the former Controller of the Company, Kerry Turner.

				2003 STOCKHOLDER PROPOSALS
A stockholder proposal to be presented at the 2003 Annual Meeting of Stockholders will be considered as being timely made only if the proponent provides the Company with notice thereof on or before June 22, 2003. If such notice is given within such time, the persons named in the proxy may not have discretionary voting power as to such proposal. To be eligible for inclusion in the Company's Proxy Statement for the 2003 Annual Meeting of Stockholders, stockholder proposals must be submitted in writing and received by the Administrative Assistant to the President/CEO at EMCEE Broadcast Products, Inc., P.O. Box 68, White Haven, PA 18661-0068, no later than April 1, 2003.

					OTHER BUSINESS
The Board of Directors knows of no other matters which will be brought before the Annual Meeting of Stockholders. If, however, any other matter shall properly come before the Annual Meeting, or any adjournment of the meeting, the persons named in the proxy will vote on the matter in accordance with their discretion and best judgment.

BY ORDER OF THE BOARD OF DIRECTORS
Martin D. Cohn, Secretary


THE COMPANY FILES A FORM 10-KSB REPORT ANNUALLY WITH THE SEC. THE FORM 10-KSB REPORT FOR FISCAL YEAR 2002 IS AVAILABLE (WITHOUT EXHIBITS) AT NO CHARGE BY WRITING TO THE COMPANY AT P.O. BOX 68, WHITE HAVEN, PENNSYLVANIA 18661-0068,
ATTENTION: MS. KAY KRULL. THE COMPLETE FORM 10-KSB FOR FISCAL YEAR 2002 CAN BE ACCESSED FROM THE COMPANY'S WEB SITE @ WWW.EMCEEBRD.COM.